Opening Introduction:
Hi, my name is _________________ and this is a courtesy call from ADP. I am a proxy representative on behalf of The Jensen Portfolio. Is (shareholder name) available?

When correct shareholder comes on the line:
Hi Mr./Ms.______________, my name is ____________________ and I am calling from ADP since you are a shareholder of The Jensen Portfolio. Recently you were mailed proxy materials for the upcoming special meeting of Shareholders scheduled for November 13, 2006. Have you received this material?

If the shareholder answers:
Hi Mr./Ms. ________________, I am calling from ADP because you are a shareholder of The Jensen Portfolio. Recently you were mailed proxy material for the upcoming special meeting of Shareholders scheduled for November 13, 2006. Have you received this material?

If Not Received:
I can resend the voting material to you. You should receive it with in 3 to 5 business days. Once received and reviewed there are several options for you to place your vote. You may vote by mail by completing the card, signing and dating it and then mailing it back in the prepaid envelope, use the automated phone system, the number is 800-690-6903 or vote online at www.proxyvote.com. You may also call us directly at 888-684-2436 or if you would like we can schedule a call back for a later date.

IF NO, didn’t receive (regarding re-mailing):
Mr./Ms. _________________ may I please verify your mailing address so I may send you another copy of this material?

Verify address and make any changes.
The new package will be mailed out in the next 24 hours and you should receive it within 3-5 business days.

Mr./Ms. _________________ would you like me to schedule a call back in a few days after you have had a chance to review the material? We will give you a call within a week once you have had time to review the material. Thank you for your time and have a great day/evening.

If Received:
Have you had a chance to review the material and are there any questions I can answer for you? (DO NOT GIVE ADVICE HERE)

If you have no further questions, would you like to take this opportunity to place your vote with me now over the phone?

If Shares were sold after Record Date:
Since you were a shareholder on the date of record, which was September 7, 2006 you are still entitled to cast your vote. If you would like, I can go over the proxy material with you now and assist you in placing your vote.

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IF YES HOUSEHOLD:
The process will only take a few moments.
1.	I will introduce myself again and give the date and time.
2.	I will then ask your permission to record your vote.
3.	At that point, I will ask you to verify your full name and mailing address, city, state and zip code to confirm ownership of your account.

May I take your vote now?
Thank you, for your protection this phone call will be recorded.

My name is _______________ from ADP on behalf of The Jensen Portfolio.
Today’s date is _____________ and the time is __________ E.T.

Mr./Ms. ________________ do I have your permission to record your vote?
                For the record, would you please state your full name and full mailing address?

The Board of Directors has unanimously approved the proposal as set forth in the material you received and recommends a favorable vote for this proposal. Do you wish to support the Board’s recommendation for each of your accounts?

IF YES CORPORATE:

This process will only take a few moments.
1.	I will introduce myself again and give the date and time.
2.	I will ask your permission to record your vote.
3.	Then I will ask you to verify your full name and your company’s full mailing address, city, state, and zip code.
4.	Finally I will ask you to confirm that you are authorized to vote on this account.

May I take your vote now?
Thank you, for your protection this phone call will be recorded.

My name is _________________ from ADP on behalf of The Jensen Portfolio.

Today is ______________ and the time is _____________ E.T.

Mr./Ms. ___________________ do I have your permission to record your vote?

For the record, would you please state your full name and company mailing address?
Are you authorized to vote these shares?

The Board of Directors has unanimously approved the proposal as set forth in the material you received and recommends a favorable vote for this proposal. Do you wish to support the Board’s recommendation for each of your accounts?

For Favorable Vote:
Mr./Ms. _________________ I have recorded your vote as follows, for all of your Jensen Portfolio accounts you are voting the Board’s recommendation in favor of the proposal as set forth in the proxy materials you received, is that correct?

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For Non-Favorable Vote:
Mr./Ms. _____________________ I have recorded your vote as follows, for all of your Jensen Portfolio accounts you are voting against the proposal as set forth in the proxy materials you received, is that correct?

For Abstentions:
Mr./Ms. _____________________ I have recorded your vote as follows, for all of your Jensen Portfolio accounts you are abstaining on the proposal as set forth in the proxy materials you received, is that correct?

Record all votes as shareholder requests and confirm by reading back their choices.
Within the next 72 hours we will mail you a written confirmation of your vote. If we have not recorded your information correctly or if you wish to change your vote, please call 888-684-2436 to let us know. Also, please be aware that your vote cannot be changed with us by phone after 6:00PM ET, November 11, 2006. Thank you very much for your participation and have a great day/evening.

If Not Interested:
Sorry for the inconvenience today. Please be aware that as a shareholder, your vote is important. Please fill out your proxy card at your earliest convenience, sign it, date it and mail it back in the prepaid envelope. If you would rather not do that, you can always vote over the phone with an automated system at 800-690-6903 or on the Internet at www.proxyvote.com. The only thing you will need is the control number on your proxy card, which is the shaded number on your proxy card. Thank you again for your time today, and have a wonderful day/evening.

If interested in voting at a later time:
Thank you very much Mr./Ms. ________________ , we will give you a call back at your convenience on _______________ at ________ o’clock your time. Should you have any further questions prior to our call back, please feel free to call ADP at 888-684-2436. Thank you for your time and have a great day/evening.

ANSWERING MACHINE MESSAGE:

Hello, my name is ____________________ and I am a proxy representative for ADP on behalf of The Jensen Portfolio, with which you are a shareholder. You should have received material in the mail recently concerning the special meeting of Shareholders scheduled for November 13, 2006.

Your vote is very important. You can provide your vote quickly and easily by touchtone phone, Internet or by mail. Your proxy card has all of the details or you may call us toll free at 888-684-2436 to answer any questions you may have and also to cast your vote directly over the phone.

Thank you in advance for your time and have a great day/evening.

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INBOUND - CLOSED RECORDING

Thank you for calling The Jensen Portfolio Proxy Client Service Center. Our offices are now closed. Please call us back during our normal business hours - which are, Monday through Friday, 9:30AM - 9:00PM and Saturday 10:00AM - 6:00PM ET. As a reminder, you can vote your shares by returning your proxy card in the envelope provided, via the Internet, or by touchtone phone. Please follow the instructions on your proxy card to vote any of these additional ways. Thank you and have a nice day.

INBOUND - CALL IN QUEUE MESSAGE

Thank you for calling The Jensen Portfolio Proxy Client Service Center. All of our representatives are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

END OF CAMPAIGN MESSAGE

"Thank you for calling The Jensen Portfolio Proxy Client Service Center. The Shareholder meeting scheduled for November 13, 2006 was held successfully and all proposals were passed favorably. As a result, this toll free number is no longer in service for proxy related shareholder calls. If you have questions about your Jensen Portfolio, please contact your Financial Advisor or call 800-221-4384. Thank you for investing with The Jensen Portfolio."

(The Closed, Call in Queue and End of Campaign messages can be scripted accordingly based on proposal outcome and customization as requested by the client.)

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